Exhibit 99.1
8x8, Inc. Announces Second Quarter Fiscal Year 2026 Financial Results
Year-over-year service and total revenue growth
19th consecutive quarter of positive cash flow from operations
Strong usage trends drive record platform engagement
8x8 Workforce Management integrated with Contact Center as Innovation Accelerates

CAMPBELL, CA, November 4, 2025 – 8x8, Inc. (NASDAQ: EGHT), a leading global business communications platform provider, today reported financial results for the second quarter of fiscal year 2026 ended September 30, 2025.
“Our second quarter performance reflected progress against our strategic priorities,” said Samuel Wilson, Chief Executive Officer at 8x8, Inc. “Revenue growth was driven by record usage of our CX platform, continued expansion of our product portfolio, and growing adoption of new solutions like 8x8 Engage and AI-based solutions.
"We are embedding AI across our platform and our operations, not as a headline but as a real driver of efficiency, accuracy, and customer success. With innovation as our foundation and disciplined execution, we are building a stronger company positioned for sustainable, long-term growth.”

Second Quarter Fiscal Year 2026 Financial Results:
•Total revenue of $184.1 million, compared to $181.0 million in the second quarter of fiscal 2025.
•Service revenue of $179.1 million, compared to $175.1 million in the second quarter of fiscal 2025.
•GAAP operating income was $5.3 million, compared to GAAP operating income of $7.2 million in the second quarter of fiscal 2025.
•Non-GAAP operating profit was $17.3 million, compared to non-GAAP operating profit of $21.5 million in the second quarter of fiscal 2025.
•GAAP net income was $0.8 million, compared to GAAP net loss of $14.5 million in the second quarter of fiscal 2025.
•Non-GAAP net income was $13.1 million, compared to non-GAAP net income of $12.1 million in the second quarter of fiscal 2025.
•Adjusted EBITDA was $22.0 million, compared to Adjusted EBITDA of $26.7 million in the second quarter of fiscal 2025.
•Cash flow from operations of $8.8 million, compared to cash flow from operations of $12.3 million in the second quarter of fiscal 2025.
•Ending cash and equivalents, including restricted cash, of $76.7 million reflected disciplined capital allocation during the quarter.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Innovation on the 8x8 Platform for CX
8x8 continued to advance the 8x8 Platform for Customer Experience with new capabilities that strengthen collaboration, streamline omnichannel engagement, and simplify operations for global enterprises. Recent innovations include:
•Integrated Workforce Management: The company introduced Workforce Management (WFM) as a standard capability in every 8x8 Contact Center seat at no extra cost, enabling organizations to forecast, schedule, and staff more efficiently, simplifying operations for businesses of all sizes.
•Simpler, Smart Collaboration: New features in 8x8 Work, including AI-powered transcriptions, secure device management for shared devices, integrated file sharing, and advanced meeting configuration, help distributed teams stay connected, compliant, and productive. 8x8 also added native support for Mitel desk phones, allowing enterprises to modernize their voice infrastructures and gain immediate access to 8x8's AI-powered communications platform
•AI-Powered Support and Automation: The company introduced real-time summarizations and native transcription capabilities that apply AI-in real time to improve agent productivity in the contact center, eliminating the need for manual wrap-ups, enhancing CRM data accuracy, and improving service quality.
•Enhanced Omnichannel Engagement: 8x8 extended its digital channels reach with support for Viber and upgraded WhatsApp business messaging, adding call-to-action buttons, carousel templates, and secure media hosting to drive richer, conversion-ready customer interactions. New email picking tools and call parking features in 8x8 Engage give frontline teams more flexibility to respond faster and collaborate seamlessly across channels.
Together, these innovations reflect 8x8's focus on unifying customer and employee experiences through intelligent, secure, and connected communication, empowering organizations to engage more effectively, operate more efficiently, and deliver better outcomes across every interaction.
Recognition and Awards
•Named a Leader in the IDC MarketScape: European Contact Center-as-a-Service Applications Software 2025 Vendor Assessment
•Awarded Best Communications Provider-Enterprise by the Comms Council UK.
•Recognized in the 2025 Gartner Magic Quadrant for Unified Communications as a Service.
•Named in Tech Titans Report as Top UK Public Sector Tech Supplier.
•Recognized across five categories in the 22nd Annual International Business Awards®, including a Gold Stevie® Award for Customer Service Executive of the Year.
•Won Platinum Pinnacle Marketing & Comms Award for AI-powered Marketing Innovation for the Power of You.
•Won Platinum MarCom Award for Social Media Marketing Campaign for the Power of You.
•Named a winner in the Enterprise UC Product Satisfaction Awards 2025 by the Eastern Management Group.
These accolades reflect 8x8's continued commitment to innovation, operational excellence, and helping organizations around the world deliver exceptional customer and employee experiences.
Corporate and Leadership Updates
8x8 advanced the next phase of its go-to-market transformation while demonstrating confidence in its cash generation and disciplined approach to capital optimization.
•Appointed Stephen Hamill as Chief Revenue Officer, following his success driving global adoption of 8x8's CPaaS solutions.
•Made a $10 million early term loan payment, with an additional $5 million paid in October, bringing total debt reduction to $224 million, or 41%, since August 2022, reflecting the company's commitment to disciplined capital management and profitable growth.
Third Quarter and Updated Fiscal Year 2026 Financial Outlook:
Management provides expected ranges for total revenue, service revenue, non-GAAP operating margin, non-GAAP net income per share, diluted, and cash flow from operations based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

Third Quarter Fiscal Year 2026 Ending December 31, 2025
•Service revenue in the range of $172 million to $177 million.
•Total revenue in the range of $177 million to $182 million.
•Non-GAAP gross margin in the range of approximately 64% to 66%
•Non-GAAP operating margin in the range of approximately 9% to 10%.
•Interest expense of approximately $4.2 million.
•Cash interest paid of approximately $2.2 million.
•Non-GAAP net income per share, diluted, in the range of $0.08 to $0.09, based on a fully-diluted weighted average share count of approximately 143.5 million shares.
•Cash flow from operations in the range of $10 million to $14 million.
Fiscal Year 2026 Ending March 31, 2026
•Service revenue in the range of $692 million to $706 million.
•Total revenue in the range of $712 million to $726 million.
•Non-GAAP gross margin in the range of 65% to 66%.
•Non-GAAP operating margin is projected between 8.5% and 9.5%.
•Non-GAAP net income per share, diluted, in the range of $0.31 to $0.33, based on a fully-diluted weighted average share count of approximately 143 million shares.
•Cash flow from operations in the range of $38 million to $42 million.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin or non-GAAP net income per share, basic and diluted, to the corresponding GAAP measure of GAAP net income (loss) per share due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by these metrics. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin and GAAP net income (loss) per share, basic and diluted. Accordingly, management believes that reconciliations of these forward-looking non-GAAP financial measures to their corresponding GAAP measures are not available without unreasonable effort. See the "Explanation of GAAP to Non-GAAP Reconciliation" below for the definition of non-GAAP operating margin and non-GAAP net income per share, basic and diluted.
All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
Conference Call & Supporting Materials Information:
Management will host a conference call to discuss earnings results on November 4, 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
•Register to participate in the live call at https://register-conf.media-server.com/register/BI523058a8e6094a4b8b788355a7c9447d
•Access the live webcast and replay, copies of the CEO letter to stockholders, financial highlights and business highlights from the Company’s investor relations events page at https://investors.8x8.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://www.investors.8x8.com/.
About 8x8 Inc.
8x8, Inc. (NASDAQ: EGHT) connects people and organizations through seamless communication on the industry's most integrated platform for Customer Experience—combining Contact Center, Unified Communication, and CPaaS solutions. The 8x8® Platform for CX integrates AI at every level to enable personalized customer journeys, drive operational excellence and insights, and facilitate team collaboration. We help customer experience and IT leaders around the world become the heartbeat of their organizations, empowering them to unlock the potential of every interaction. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X, and Facebook.

Copyright 2025 8x8, Inc. 8x8 and associated brand assets are trademarks of 8x8, Inc. All rights reserved.

Forward-Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to: changing industry trends; market opportunities; the potential success and impact of our investments in artificial intelligence technologies; our strategic transformation initiatives; our ability to drive increased platform and multi-product adoption; our ability to increase profitability and cash flow; our position in the market and pace of our innovation; the success of our go-to-market engine; and our financial outlook, revenue growth, and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment; general inflationary pressures; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, as well as our competitors' use of AI, in which we compete, may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; and our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in meeting our revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful; and the reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we do not anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of intangible assets, stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract exit costs from Operating Profit. Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, amortization of debt discount and issuance cost, loss on debt extinguishment, gain on remeasurement of warrants, and other income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal-use software costs, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts. Debt amortization expenses relate to the non-cash accretion of the debt discount.
8x8, Inc.
Media:
PR@8x8.com
Investor Relations:
Investor.relations@8x8.com

8X8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Service revenue	$179,094	$175,075	$355,402	$347,876
Other revenue	5,001	5,923	10,054	11,269
Total revenue	184,095	180,998	365,456	359,145
Cost of service revenue	57,699	50,251	111,521	99,747
Cost of other revenue	7,056	7,572	14,155	15,263
Total cost of revenue	64,755	57,823	125,676	115,010
Gross profit	119,340	123,175	239,780	244,135
Operating expenses:
Research and development	27,918	31,291	56,282	63,428
Sales and marketing	63,835	64,867	132,019	131,973
General and administrative	22,238	19,848	45,565	42,939
Total operating expenses	113,991	116,006	233,866	238,340
Income from operations	5,349	7,169	5,914	5,795
Interest expense	(4,842)	(7,905)	(8,810)	(17,861)
Other income (expense), net	468	(12,709)	832	(10,993)
Income (loss) before provision for income taxes	975	(13,445)	(2,064)	(23,059)
Provision for income taxes	208	1,098	1,484	1,774
Net income (loss)	$767	$(14,543)	$(3,548)	$(24,833)
Net income (loss) per share:
Basic	$0.01	$(0.11)	$(0.03)	$(0.19)
Diluted	$0.01	$(0.11)	$(0.03)	$(0.19)
Weighted average number of shares:
Basic	136,970	129,250	135,895	127,633
Diluted	141,561	129,250	135,895	127,633
Comprehensive income (loss)
Net income (loss)	$767	$(14,543)	$(3,548)	$(24,833)
Unrealized loss on investments in securities	—	—	—	(5)
Foreign currency translation adjustment	(1,826)	8,363	4,432	8,009
Comprehensive income (loss)	$(1,059)	$(6,180)	$884	$(16,829)

8X8, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September 30, 2025	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$75,872	$88,050
Restricted cash	812	462
Accounts receivable, net	66,889	49,680
Deferred contract acquisition costs	27,733	30,935
Other current assets	34,316	34,739
Total current assets	205,622	203,866
Property and equipment, net	47,394	47,919
Operating lease, right-of-use assets	30,424	33,508
Intangible assets, net	60,973	67,949
Goodwill	273,803	271,530
Restricted cash, non-current	—	812
Deferred contract acquisition costs, non-current	39,252	44,239
Other assets, non-current	13,288	13,354
Total assets	$670,756	$683,177

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$43,307	$45,773
Accrued and other liabilities	66,872	63,025
Operating lease liabilities	10,740	11,102
Deferred revenue	43,569	37,751
Term loan, current	19,173	11,593
Total current liabilities	183,661	169,244
Operating lease liabilities, non-current	44,420	49,196
Deferred revenue, non-current	477	706
Convertible senior notes, non-current	199,317	198,790
Term loan	107,299	139,581
Other liabilities, non-current	2,420	3,456
Total liabilities	537,594	560,973
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000 shares authorized, none issued and outstanding as of September 30, 2025 and March 31, 2025	—	—
Common stock: $0.001 par value, 300,000 shares authorized, 138,569 shares and 134,355 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively	139	134
Additional paid-in capital	1,028,971	1,018,902
Accumulated other comprehensive loss	(4,679)	(9,111)
Accumulated deficit	(891,269)	(887,721)
Total stockholders' equity	133,162	122,204
Total liabilities and stockholders' equity	$670,756	$683,177

8X8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,548)	$(24,833)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,391	3,756
Amortization of intangible assets	7,003	10,198
Amortization of capitalized internal-use software costs	5,685	7,022
Amortization of debt discount and issuance costs	698	1,718
Amortization of deferred contract acquisition costs	17,402	19,697
Allowance for credit losses	375	1,269
Operating lease expense, net of accretion	5,529	6,038
Stock-based compensation expense	11,715	22,177
Loss on debt extinguishment	127	11,996
Gain on remeasurement of warrants	(246)	(2,010)
Other	(402)	(3,626)
Changes in assets and liabilities:
Accounts receivable, net	(16,392)	(5,314)
Deferred contract acquisition costs	(8,407)	(12,447)
Other current and non-current assets	(1,332)	850
Accounts payable and accruals	(6,053)	(8,886)
Deferred revenue	5,163	2,860
Net cash provided by operating activities	20,708	30,465
Cash flows from investing activities:
Purchases of property and equipment	(1,519)	(1,589)
Capitalized internal-use software costs	(7,140)	(5,892)
Purchase of cost investment	—	(771)
Maturities of investments	—	1,048
Net cash used in investing activities	(8,659)	(7,204)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	1,228	1,682
Payments for repurchases of common stock	(1,848)	—
Payments for debt issuance and amendment costs	(70)	(1,114)
Repayment of principal on term loan	(25,000)	(225,000)
Gross proceeds from term loan	—	200,000
Other financing activities	(969)	(704)
Net cash used in financing activities	(26,659)	(25,136)
Effect of exchange rate changes on cash	1,970	3,019
Net increase (decrease) in cash and cash equivalents	(12,640)	1,144
Cash, cash equivalents and restricted cash, beginning of year	89,324	116,723
Cash, cash equivalents and restricted cash, end of period	$76,684	$117,867

Supplemental disclosures of cash flow information:
Interest paid	$9,038	$16,324
Income taxes paid	$1,373	$2,386
Payables and accruals for property and equipment	$108	$3,207

8X8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2025		2024		2025		2024
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$57,699	32.2%	$50,251	28.7%	$111,521	31.4%	$99,747	28.7%
Amortization of acquired intangible assets	(514)		(2,118)		(1,021)		(4,235)
Stock-based compensation expense and related employer payroll taxes	(476)		(1,230)		(1,058)		(2,838)
Severance, transition and contract exit costs	(81)		(55)		(1,025)		(577)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$56,628	31.6%	$46,848	26.8%	$108,417	30.5%	$92,097	26.5%
GAAP service revenue margin (as a percentage of service revenue)	$121,395	67.8%	$124,824	71.3%	$243,881	68.6%	$248,129	71.3%
Non-GAAP service revenue margin (as a percentage of service revenue)	$122,466	68.4%	$128,227	73.2%	$246,985	69.5%	$255,779	73.5%

GAAP cost of other revenue (as a percentage of other revenue)	$7,056	141.1%	$7,572	127.8%	$14,155	140.8%	$15,263	135.4%
Stock-based compensation expense and related employer payroll taxes	(89)		(304)		(236)		(723)
Severance, transition and contract exit costs	(443)		(156)		(796)		(256)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$6,524	130.5%	$7,112	120.1%	$13,123	130.5%	$14,284	126.8%
GAAP other revenue margin (as a percentage of other revenue)	$(2,055)	(41.1)%	$(1,649)	(27.8)%	$(4,101)	(40.8)%	$(3,994)	(35.4)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,523)	(30.5)%	$(1,189)	(20.1)%	$(3,069)	(30.5)%	$(3,015)	(26.8)%

GAAP gross margin (as a percentage of total revenue)	$119,340	64.8%	$123,175	68.1%	$239,780	65.6%	$244,135	68.0%
Non-GAAP gross margin (as a percentage of total revenue)	$120,943	65.7%	$127,038	70.2%	$243,916	66.7%	$252,764	70.4%

Operating Profit:
GAAP income from operations (as a percentage of total revenue)	$5,349	2.9%	$7,169	4.0%	$5,914	1.6%	$5,795	1.6%
Amortization of acquired intangible assets	3,502		5,099		7,003		10,198
Stock-based compensation expense and related employer payroll taxes	5,762		9,845		12,671		23,438
Acquisition and integration costs	—		193		—		316
Legal and regulatory costs(1)	717		(3,166)		1,552		(2,618)
Severance, transition and contract exit costs	1,994		2,398		6,517		4,519
Non-GAAP operating profit (as a percentage of total revenue)	$17,324	9.4%	$21,538	11.9%	$33,657	9.2%	$41,648	11.6%

	Three Months Ended September 30,				Six Months Ended September 30,
	2025		2024		2025		2024
Net Income (Loss):
GAAP net income (loss) (as a percentage of total revenue)	$767	0.4%	$(14,543)	(8.0)%	$(3,548)	(1.0)%	$(24,833)	(6.9)%
Amortization of acquired intangible assets	3,502		5,099		7,003		10,198
Stock-based compensation expense and related employer payroll taxes	5,762		9,845		12,671		23,438
Acquisition and integration costs	—		193		—		316
Legal and regulatory costs	717		(3,166)		1,552		(2,618)
Severance, transition and contract exit costs	1,994		2,398		6,517		4,519
Amortization of debt discount and issuance costs	362		656		698		1,718
Loss on debt extinguishment	46		11,996		127		11,996
Gain on warrants remeasurement	(37)		(263)		(246)		(2,010)
Other(1)	—		(116)		(926)		(232)
Income tax expense effects, net (2)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$13,113	7.1%	$12,099	6.7%	$23,848	6.5%	$22,492	6.3%
Interest expense(3)	4,480		7,249		9,038		16,143
Provision for income taxes	208		1,098		1,484		1,774
Depreciation	1,701		1,848		3,391		3,756
Amortization of capitalized internal-use software costs	3,012		3,264		5,685		7,022
Other income (expense), net	(477)		1,092		(713)		1,239
Adjusted EBITDA (as a percentage of total revenue)	$22,037	12.0%	$26,650	14.7%	$42,733	11.7%	$52,426	14.6%

Shares used in computing net income (loss) per share amounts:
Basic	136,970		129,250		135,895		127,633
Diluted	141,561		131,294		140,110		129,772
GAAP net income (loss) per share - Basic	$0.01		$(0.11)		$(0.03)		$(0.19)
GAAP net income (loss) per share - Diluted	$0.01		$(0.11)		$(0.03)		$(0.19)
Non-GAAP net income per share - Basic	$0.10		$0.09		$0.18		$0.18
Non-GAAP net income per share - Diluted	$0.09		$0.09		$0.17		$0.17
(1)Amount includes capitalized interest related to property, plant and equipment from general borrowing costs during the six months ended September 30, 2025.
(2)Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.
(3)Amounts represent contractual interest expense related to our outstanding debt and does not include capitalized interest and amortization of debt discount and issuance costs.